Exhibit 10.3

DATED

------------

Deed of Indemnity

between

(1) BOUSTEAD WAVEFRONT INC.

and

(2) [        ]

CONTENTS

CLAUSE

1.	Interpretation	2
2.	Indemnity	4
3.	Exclusions and limitations	5
4.	Notification and conduct of claims	6
5.	Payments	7
6.	Subrogation	7
7.	Assignment and other dealings	7
8.	Entire agreement	7
9.	Severance	8
10.	Notices and demands	8
11.	Variation and waiver	8
12.	Counterparts	8
13.	Third party rights	9
14.	Governing law and jurisdiction	9

This deed is dated [DATE]

Parties

(1)	BOUSTEAD WAVEFRONT INC. incorporated and registered in the Cayman Islands with company number [NUMBER] whose registered office is at 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands (“Company”); and

(2)	[ ] of [ ] (“Indemnitee”)

BACKGROUND

(A)	The Indemnitee is an officer of the Company and a director of a fully owned subsidiary of the Company, Boustead Wavefront Pte. Ltd. (“Singapore Subsidiary”), which is incorporated and registered in Singapore with company number 201712959M whose registered office is at 1 George Street, #10-01 One George Street, Singapore 049145.

(B)	By resolution of the Board on [DATE], the Company has agreed to indemnify the Indemnitee, to the extent permitted by law, in relation to certain liabilities and expenses that they incur in connection with claims made by reason of their being a director or officer of the Company and any of its Subsidiaries (including but not limited to the Singapore Subsidiary), and the Company has thus agreed to enter into this deed of indemnity with the Indemnitee.

Agreed terms

1.	Interpretation

The following definitions and rules of interpretation apply in this deed.

1.1	Definitions:

Board: the board of directors of the Company, acting as such.

Business Day: a day, other than a Saturday, Sunday or public holiday in the Cayman Islands or Singapore, when banks in Singapore and the Cayman Islands are open for business.

Companies Act: the Companies Act 1967 of Singapore, as amended.

Claim: any threatened, pending, current or completed action, suit, proceeding or alternative dispute resolution mechanism or any appeal therefrom, or any inquiry, investigation or inspection, whether brought by or in the right of the Company or any other party, whether civil, criminal, administrative, investigative or otherwise.

Exchange Act: the Securities Exchange Act of 1934 of the United States of America, as amended.

Indemnification Event: any Claims in relation to which the Indemnitee was, is or becomes a party, witness or other participant, or is threatened to be made a party, witness or other participant by reason of (or arising in part out of) the fact that the Indemnitee is or was at any time a director, officer, employee, trustee or agent of the Company or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee or agent of another company, corporation, participation, joint venture, trust, employee benefit plan or other enterprise, or by reason of anything done or not done by the Indemnitee in any such capacity, including but not limited to Claims under the Securities Act, the Exchange Act, or other federal, state or foreign statutory law or regulation, at common law or otherwise against or otherwise involving the Indemnitee in any such capacity arising out of or as a result of any offering (whether by public offer or private placement and whether or not involving a listing or quotation on any stock exchange) for subscription and/or purchase of any shares in the capital of the Company and/or American depositary shares representing shares in the capital of the Company or any offering of securities of the Company, or, in any such case, any subsidiary of the Company, and any prospectus, placing memorandum, advertisement, notice, circular or other document issued or filed in connection therewith and any agreement, contract or arrangement entered into in connection therewith.

Liabilities: all liabilities, costs, charges, expenses, judgments, settlements, compensation and other awards, damages and losses (including any direct, indirect or consequential losses and all interest, penalties, fines, taxes and legal costs (calculated on a full indemnity basis) and all other reasonable professional costs and expenses).

Misconduct: has the meaning given in clause 3.1(f).

SEC: has the meaning given in clause 3.1(b).

Securities Act: the Securities Act of 1933 of the United States of America, as amended.

SIAC: has the meaning given in clause 14.3.

SIAC Rules: has the meaning given in clause 14.3.

Singapore Subsidiary: has the meaning given in recital (A).

SMC: has the meaning given in clause 14.2.

Subsidiary: has the meaning given in section 5 of the Companies Act.

1.2	Clause headings shall not affect the interpretation of this deed.

1.3	Unless the context otherwise requires, references to clauses are to the clauses of this deed.

1.4	Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.

1.5	Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

1.6	A reference to writing or written includes fax and email (unless otherwise expressly provided in this deed).

1.7	Any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.

1.8	Other and otherwise are illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding them.

2.	Indemnity

2.1	Subject to the terms of this deed, the Company shall indemnify the Indemnitee, to the fullest extent permissible by law, in respect of all Liabilities arising out of or in connection with the Indemnitee’s acts or omissions while in the course of acting or purporting to act as a director or officer of the Company or its Subsidiaries or which otherwise arises by virtue of the Indemnitee holding or having held such a position.

2.2	References in clause 2.1 to acts or omissions are to acts or omissions made or omitted to be made before, on or after the date of this deed, however if a company ceases to be a Subsidiary of the Company after the date of this deed, the Company shall only be liable to indemnify the Indemnitee in respect of Liabilities in relation to that company which were incurred before the date on which that company ceased to be a Subsidiary of the Company.

2.3	The Indemnitee shall continue to be indemnified under clause 2.1, notwithstanding that the Indemnitee may have ceased to be a director or officer of the Company or a Subsidiary.

2.4	Any obligation on the part of the Company to make a payment to the Indemnitee pursuant to clause 2.1 is conditional upon the Indemnitee having made an application in writing to the Company supported by the production of documentation which, in the reasonable opinion of the Board, is satisfactory evidence that:

(a)	the relevant Liability has been suffered or incurred by the Indemnitee and of the date(s) on which it was suffered or incurred and that it falls within the scope of the indemnity set out in clause 2.1; and

(b)	any legal costs and expenses which are to be reimbursed pursuant to clause 2.1 were properly incurred and are reasonable in amount.

2.5	If the Board is satisfied that the conditions set out in clause 2.4 have been fulfilled, it shall make payment to the Indemnitee within 28 days of the receipt of the evidence referred to in that clause.

3.	Exclusions and limitations

3.1	The indemnity in clause 2.1 shall not apply to:

(a)	an Indemnification Event, except as provided in Clause 3(c), that was commenced or instituted by the Indemnitee against the Company or any director or officer of the Company or any of its Subsidiaries without the prior approval of the board of directors of the Company or of any of its Subsidiaries or any committee of any such board or any other persons to whom authority to grant such approval may have been delegated by such board from time to time; or

(b)	any Indemnification Event if such indemnification or advance payment of Expenses would cause the Company to act in violation of applicable law (including section 172 of the Companies Act) or any undertaking appearing in and required by the rules and regulations promulgated under the Securities Act or any registration statement filed with the Securities and Exchange Commission (“SEC”) under the Securities Act; or

(c)	any Indemnification Event for which final judgment or adjudication is rendered against Indemnitee for an accounting, disgorgement or repayment of profits made from the purchase or sale by Indemnitee of securities of the Company against Indemnitee, or in connection with a settlement by or on behalf of Indemnitee to the extent it is acknowledged by Indemnitee and the Company that such amount paid in settlement resulted from Indemnitee’s conduct from which Indemnitee received monetary personal profit, pursuant to the provisions of section 16(b) of the Exchange Act.

(d)	any Liability relating to any taxation or national insurance payable by the Indemnitee in connection with remuneration or other payments or benefits received from the Company or any of its Subsidiaries;

(e)	any Indemnification Event, to the extent that the Indemnitee is entitled to recover from any other person (including under any policy of insurance) any amount in relation to a Claim; or

(f)	any Liability incurred by, or any Claim made against, the Indemnitee which the Board reasonably determines arises out of, or is attributable to, the Indemnitee’s fraud, wilful default, wilful misconduct, reckless conduct, dishonesty, deliberate criminal conduct or act of bad faith (“Misconduct”), save that if a court, tribunal or regulatory authority thereafter finally determines that the relevant Liability or Claim did not arise from, or was not attributable to, the Indemnitee’s Misconduct, the Indemnitee may, by notice to the Company, request payment of such amount from the Company as the Company would have been liable to pay under this deed had the Board not made such a determination and the Company shall, subject to the provisions of clause 2.4, pay such amount to the Indemnitee (without interest) within 28 days of the receipt of the evidence referred to in that clause.

3.2	Without prejudice to any other claims of the Company to repayment (whether in unjust enrichment or otherwise), in the event that the Company makes payment to the Indemnitee under this deed in respect of any Liability or Claim and it is subsequently determined by a court, tribunal or regulatory authority that that Liability or Claim was for, arose out of or was attributable to the Indemnitee’s Misconduct, the Indemnitee will immediately repay such payment to the Company.

4.	Notification and conduct of claims

4.1	If the Indemnitee receives any demand relating to any Indemnification Event or becomes aware of any circumstances which might or may reasonably be expected to give rise to the Company being required to indemnify the Indemnitee under clause 2.1, the Indemnitee shall:

(a)	as soon as reasonably practicable, give written notice of the circumstances to the Company, as well as any other information which the Company may reasonably request from time to time;

(b)	take all reasonable action to mitigate any Liability suffered by the Indemnitee in respect of the circumstances giving rise to the Claim;

(c)	take all such action as the Company may reasonably request to avoid, dispute, resist, appeal or defend any claim and shall not make any admission of liability, agreement or compromise with any person in relation to any Claim without the prior written consent of the Company, such consent not to be unreasonably withheld;

(d)	forward all documents received by the Indemnitee in respect of the Claim to the Company as soon as reasonably practicable following receipt;

(e)	assist the Company as it may reasonably require in resisting, defending or settling the Claim; and

(f)	provide to the Company such information about the nature and amount of costs incurred by the Indemnitee in respect of a Claim as the Company may reasonably request.

4.2	Notwithstanding the provisions of clause 4.1, the Indemnitee shall not be required to provide any documents or information to the Company where doing so would result in a loss of privilege in such documents or information or where the Indemnitee is legally or contractually prevented from providing such documents or information.

4.3	The Company or any of its Subsidiaries (as the case may be) will be entitled to take over, negotiate and conduct in the Indemnitee’s name the defence or settlement of any Claim or to prosecute in the Indemnitee’s name for its own benefit any proceedings relating to an Indemnification Event.

4.4	If the Company or any of its Subsidiaries exercises its rights under clause 4.3, the Company shall:

(a)	consult with the Indemnitee in relation to the conduct of the Claim or proceedings on aspects of the Claim or proceedings materially relevant to the Indemnitee and keep the Indemnitee reasonably informed of material developments in the Claim or proceedings, provided that the Company or its Subsidiary shall be under no obligation to provide any information the provision of which is reasonably likely to adversely affect the Company’s or its Subsidiary’s ability to claim in respect of the relevant loss under any applicable policy of insurance;

(b)	take into account the Indemnitee’s reasonable requests related to the Claim or proceedings (including any settlement) on issues which may be reasonably likely to result in material damage to the Indemnitee’s reputation; and

(c)	have full discretion in the conduct or settlement of any Claim or proceedings relating to such Claim provided the Indemnitee is not required to make any contribution to the settlement and the settlement contains no admission of liability by the Indemnitee.

4.5	Any failure by the Indemnitee to comply with the provisions of this clause 4 shall not relieve the Company of any obligations under this deed except to the extent that the Company is materially prejudiced thereby.

5.	Payments

5.1	The Company shall, in the event that a payment is made to the Indemnitee under this deed in respect of a particular Liability, be entitled to recover from the Indemnitee an amount equal to any payment received by the Indemnitee under any policy of insurance or from any other third party source to the extent that such payment relates to the Liability, or if the payment received by the Indemnitee is greater than the payment made under this deed, a sum equal to the payment made under this deed. The Indemnitee shall pay over such sum promptly on the Company’s request.

5.2	Where Clause 5.1 applies, the Company shall pay such amount to the Indemnitee as shall after the payment of any tax thereon leave the Indemnitee with sufficient funds to meet any Liability to which this deed applies. For the avoidance of doubt, when calculating the amount of any such tax the amount of any tax deductions, credits or reliefs which are or may be available to the Indemnitee in respect of the relevant payment under this deed received by the Indemnitee or any payment made by the Indemnitee to a third party in respect of (or in or towards the discharge of) the relevant Liability, but no other deductions, credits, reliefs or payments, is to be taken into account. In the event that any amount is paid to the Indemnitee under this deed but a tax deduction, credit or relief is (or becomes) available to the Indemnitee in respect of the relevant payment under this deed, or in respect of any payment made by the Indemnitee to a third party in respect of (or in or towards the discharge of) the relevant Liability, which was not taken into account in calculating the amount payable in respect of the relevant payment under this deed, the Indemnitee shall promptly make a payment to the Company of such an amount as is equal to the benefit of such deduction, credit or relief which was not taken into account.

6.	Subrogation

6.1	In the event that the Company makes any payment under this deed, the Company shall be subrogated to the extent of such payment to all of the Indemnitee’s rights of recovery against third parties (including any claim under any applicable directors’ and officers’ insurance policy) in respect of the payment and the Indemnitee shall do everything that may be necessary to secure any such rights including:

(a)	the execution of any documents necessary to enable the Company effectively to bring an action in the name of the Indemnitee; and

(b)	the provision of assistance as a witness.

7.	Assignment and other dealings

7.1	The Company may at any time assign (or deal in any other manner with) any or all of its rights and obligations under this deed. In the event of any such assignment by the Company, all references in this deed to the Company shall be deemed to include its assigns.

7.2	The Indemnitee shall not assign, transfer, mortgage, charge, subcontract, delegate, declare a trust over or deal in any other manner with any of the Indemnitee’s rights and obligations under this deed.

8.	Entire agreement

8.1	This deed constitutes the entire agreement between the parties and supersedes and extinguishes all previous agreements, promises, assurances, warranties, representations and understandings between them, whether written or oral, relating to its subject matter.

8.2	Each party agrees that it shall have no remedies in respect of any statement, representation, assurance or warranty (whether made innocently or negligently) that is not set out in this deed. Each party agrees that it shall have no claim for innocent or negligent misrepresentation or negligent misstatement based on any statement in this deed.

9.	Severance

9.1	If any provision or part-provision of this deed is or becomes invalid, illegal or unenforceable, it shall be deemed modified to the minimum extent necessary to make it valid, legal and enforceable. If such modification is not possible, the relevant provision or part-provision shall be deemed deleted. Any modification to or deletion of a provision or part-provision under this clause 9 shall not affect the validity and enforceability of the rest of this deed.

9.2	If any provision or part-provision of this deed is invalid, illegal or unenforceable, the parties shall negotiate in good faith to amend such provision so that, as amended, it is legal, valid and enforceable, and, to the greatest extent possible, achieves the intended commercial result of the original provision.

10.	Notices and demands

10.1	Any notice or demand given to a party under or in connection with this deed shall be in writing and shall be:

(a)	delivered by hand or by pre-paid first-class post or other next working day delivery service at its registered office (if a company) or the address given in this deed (in any other case) or as otherwise notified in writing to the other party; or

(b)	sent by fax to its main fax number.

10.2	Any notice or demand shall be deemed to have been received:

(a)	if delivered by hand, on signature of a delivery receipt;

(b)	if sent by pre-paid first-class post or other next working day delivery service, at 9.00 am on the second Business Day after posting; or

(c)	if sent by fax, at 9.00 am on the next Business Day after transmission.

10.3	This clause does not apply to the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.

11.	Variation and waiver

11.1	No variation of this deed shall be effective unless it is in writing and signed by the parties (or their authorised representatives).

11.2	No failure or delay by a party to exercise any right or remedy provided under this deed or by law shall constitute a waiver of that or any other right or remedy, nor shall it prevent or restrict the further exercise of that or any other right or remedy. No single or partial exercise of such right or remedy shall prevent or restrict the further exercise of that or any other right or remedy.

12.	Counterparts

12.1	This deed may be executed in any number of counterparts, each of which when executed and delivered shall constitute a duplicate original, but all the counterparts shall together constitute the one deed.

12.2	Transmission of the executed signature page of a counterpart of this deed by:

(a)	fax; or

(b)	email (in PDF, JPEG or other agreed format),

shall take effect as delivery of an executed “wet-ink” counterpart of this deed. If either method of transmission is adopted, without prejudice to the validity of the deed thus made, each party shall provide the others with the “wet-ink” hard copy original of their counterpart as soon as reasonably possible thereafter.

12.3	No counterpart shall be effective until each party has executed and delivered at least one counterpart.

13.	Third party rights

13.1	Unless it expressly states otherwise, this deed does not give rise to any rights under the Contracts (Rights of Third Parties) Act 2001 to enforce any term of this deed.

14.	Governing law and jurisdiction

14.1	This deed and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the law of Singapore.

14.2	Each party irrevocably agrees that any dispute arising out of or in connection with this deed must be submitted for mediation at the Singapore Mediation Centre (“SMC”) in accordance with SMC’s Mediation Procedure in force for the time being Either/any party may submit a request to mediate to SMC upon which the other party will be bound to participate in the mediation within 45 days thereof. Every party to the mediation must be represented by senior executive personnel, with authority to negotiate and settle the dispute. Unless otherwise agreed by the parties, the Mediator(s) will be appointed by SMC. The mediation will take place in Singapore in the English language and the parties agree to be bound by any settlement agreement reached.

14.3	In the event that the mediation as referred to in clause 14.2 does not lead to a binding settlement agreement within six months of the commencement of SMC’s mediation process, each party irrevocably agrees that the dispute shall then be referred to and finally solved by arbitration under the Singapore International Arbitration Centre (“SIAC”) in accordance with the Arbitration Rules of the Singapore International Arbitration Centre (“SIAC Rules”) for the time being in force, which rules are deemed to be incorporated by reference in this clause. The Tribunal shall consist of one arbitrator. The seat of arbitration shall be Singapore. The language to be used in the arbitral proceedings shall be English.

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

COMPANY

Executed as a deed by BOUSTEAD WAVEFRONT INC. acting by [NAME OF FIRST DIRECTOR], a director and [NAME OF SECOND DIRECTOR OR SECRETARY], [a director OR its secretary]

……………
[SIGNATURE OF FIRST DIRECTOR]
Director

……………
[SIGNATURE OF SECOND DIRECTOR OR SECRETARY]
[Director OR Secretary]

OR (if witness required)

Executed as a deed by BOUSTEAD WAVEFRONT INC. acting by [NAME OF DIRECTOR] a director, in the presence of:

……………	……………
[SIGNATURE OF WITNESS]	[SIGNATURE OF DIRECTOR]
[NAME, ADDRESS [AND OCCUPATION] OF WITNESS]	Director

INDEMNITEE

Signed as a deed by [ ]
in the presence of:

……………	……………
[SIGNATURE OF WITNESS]	Indemnitee
[NAME, ADDRESS [AND OCCUPATION] OF WITNESS]